EXHIBIT 23


                    CONSENT OF REGISTERED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Proginet Corporation on Form S-8 (File No. 33-71068) effective October 5, 2001, of our report dated September 23, 2004, on the financial statements included in the Annual report of Proginet Corporation of Form 10-KSB as of and for the year ended July 31, 2004



BDO SEIDMAN LLP


Melville, New York
September 27, 2004